SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 4, 2003

Date of Report (date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Chipeta Way Salt Lake City, Utah 84108

(Address of principal executive offices)

(801) 583-4939

(Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS” or the “Registrant”), in connection with the matters described herein.

ITEM 5: OTHER EVENTS.

On June 4, 2003, NPS and Enzon Pharmaceuticals, Inc. (“Enzon”) announced that they have mutually agreed to terminate (i) the Agreement and Plan of Reorganization, dated as of February 19, 2003, as amended (the “Merger Agreement”) and (ii) other ancillary documents entered into in connection with the Merger Agreement. As part of the agreement to terminate the merger, NPS paid a termination fee to Enzon in the form of 1.5 million shares of NPS common stock (the “Shares”), which, subject to certain limitations contained in a Registration Rights Agreement (the “Agreement”), will be registered for resale by Enzon.

Under the Agreement, NPS agreed to (i) file with the SEC a registration statement registering the resale of the Shares by Enzon (the “Registration Statement”) within 30 days and (ii) within 90 days, to cause the Registration Statement to be declared effective by the SEC and, for a period thereafter, to keep the Registration Statement effective. If NPS fails to cause the Registration Statement to be declared effective or remain effective, in the time or for the time required, respectively, then NPS must pay certain cash damages to Enzon, based on the duration of the delay.

Enzon has agreed to certain volume limitations on any resales of the Shares. Enzon has agreed that it may only sell up to 125,000 Shares in each monthly period after the effective date of the Registration Statement. However, any Shares that Enzon does not sell in a monthly period, Enzon may accumulate and later sell those Shares at any time, provided, that, Enzon may not sell more than 375,000 Shares in any one-month period. Enzon will no longer be subject to these limitations if NPS consummates an acquisition transaction with respect to a significant portion of its voting securities or assets.

ITEM 9: REGULATION FD DISCLOSURE.

On June 4, 2003, NPS and Enzon issued the following joint press release:

For Immediate Release	Contact: David L. Clark
Vice President, Operations
NPS Pharmaceuticals, Inc.
(801) 583-4939

Kenneth J. Zuerblis
Enzon Pharmaceuticals, Inc.
Vice President Finance & CFO
980-541-8717

NPS PHARMACEUTICALS AND ENZON PHARMACEUTICALS

ANNOUNCE MUTUAL TERMINATION OF MERGER AGREEMENT

Salt Lake City, Utah and Bridgewater, NJ — June 4, 2003 — NPS Pharmaceuticals, Inc. (Nasdaq: NPSP) and Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) announced today the mutual termination of their merger agreement that was entered into on February 19, 2003. The agreement to terminate followed a determination by NPS that it wanted to renegotiate the original stock conversion ratio, while Enzon did not believe there was any basis for renegotiation. The mutual termination agreement settles all matters between the two companies. NPS will pay a termination fee to Enzon in the form of 1.5 million shares of NPS common stock, which, subject to certain limitations, will be registered for resale by Enzon.

Hunter Jackson, President and CEO of NPS Pharmaceuticals, said, “NPS will continue the pursuit of its long-term strategic plans. This includes the exploitation of our strong pipeline and, as always, the pursuit of partnering and strategic transactions. We look forward to continuing our work to build a growing, independent company.”

“The strong fundamentals that Enzon provided to this merger of equals remain firmly in place, therefore, as a standalone business we are well equipped to continue to execute our strategy and complement our internal efforts with strategic transactions designed to build a leading biopharmaceutical company,” said Arthur J. Higgins, Enzon’s Chairman and Chief Executive Officer. “We wish NPS the best as we independently focus on advancing our separate businesses.”

NPS is a development stage biopharmaceutical company with a pipeline of potential products addressing a variety of important, unmet medical needs. NPS’s current product candidates are primarily for the treatment of bone and mineral disorders, gastrointestinal disorders, and central nervous system disorders.

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including ABELCET, which is marketed in North America by Enzon, and PEG-INTRON, marketed by Schering-Plough. Enzon’s product-focused strategy includes an extensive drug development program that leverages the Company’s PEG modification and single-chain antibody (SCA®) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

Cautionary Statement For The Purpose Of The “Safe Harbor” Provisions

Of The Private Securities Litigation Reform Act Of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities and Exchange Act of 1934, including statements regarding future financial and operating results and financings. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which NPS or Enzon expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the successful outcome of NPS’ clinical trials for its two most advanced product candidates, PREOS and Cinacalcet HCI; NPS’ ability to maintain its existing or establish new collaborative relationships; NPS’ ability to obtain additional funding on acceptable terms, if at all; Enzon’s dependence on Schering-Plough to successfully market PEG-INTRON; and other economic, business, competitive and/or regulatory factors affecting NPS’ and Enzon’s businesses generally as set forth in NPS’ and Enzon’s filings with the SEC, including their Annual Reports on Form 10-K for their respective most recent fiscal years, especially in the Management’s Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. NPS and Enzon are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2003

NPS PHARMACEUTICALS, INC.

By:	/s/ JAMES U. JENSEN
James U. Jensen
Vice President, General Counsel and Secretary